UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 11, 2009
Date of Report (Date of earliest event reported)

THE CUSTOM RESTAURANT & HOSPITALITY GROUP, INC.
(Exact name of registrant as specified in its charter)

339 N. Highway 101
Solana Beach, CA 92075
(Address of Principal Executive Offices)

Tel: (888) 786-2134
(Registrant’s Telephone Number)

Nevada	333-129664	98-0470356
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of August 11, 2009, the Board of Directors of the Custom Restaurant & Hospitality Group, Inc., a Nevada corporation (the “Company”), have elected Robert Miles to serve as a Director on the Board of Directors of the Company.  The Board of Directors shall now consist of three members which shall include the following persons: Robert Jennings, Katheryn Overcash and Robert Miles.

Robert Miles has twenty-one years of experience in restaurant and real estate development, acquisition, finance and operations.  He has worked for Cameron Mitchell Restaurants, Bravo Development, Inc., J Alexander’s, Darden Restaurants and Ruby Tuesday’s.

Robert Miles is also the co-founder and a Principal of Restaurant Development Advisors (“RDA”).  RDA provides national consulting services for restaurant and real estate development. RDA works directly with companies in the acquisition, development and management of real estate as a value enhanced asset, and provides conduit services for restaurant developers.  RDA also provides full real estate services to landlords and developers on a project basis.  In addition to RDA’s national client base, Robert Miles has been retained as the exclusive real estate consultant to Stir Crazy Restaurants, based in Chicago, and also serves on their executive committee.  Robert Miles also works closely with smaller, specialized companies such as Crust Pizza + Wine, Province Restaurant, and Paladar Latin Kitchen on a regional development basis.

Robert Miles has worked intimately with restaurant companies, franchise systems, major developers, landlords, and institutional funds alike. Robert Miles is an active participant in the International Council of Shopping Centers (ICSC) and has been quoted in numerous trade publications on restaurant development.

In addition to the aforementioned work experience, Robert Miles attended the University of Akron, is a Real Estate Broker, a ICSC - Certified Leasing Specialist and was previously licensed with a Series 7 license and Series 21 Securities, Commodities, Futures and Option License.

Item 8.01	Other Events

As of August 10, 2009, Robert Jennings, the Company’s President, Chief Executive Officer and Director, has resigned from all positions held with the following companies; Westmoore Holdings, Inc., Westmoore Management, LLC, Westmoore Capital Group, LLC, Westmoore Capital Management, Inc., Westmoore Financial Services, Inc., Westmoore Food & Entertainment, LLC, Westmoore Income Properties, LLC, Westmoore International, LLC, Westmoore International, Inc., Westmoore Investment L.P., and Westmoore Partners, Inc. and any other affiliated Westmoore entities.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2009	THE CUSTOM RESTAURANT & HOSPITALITY GROUP, INC.

	By:	/s/ Robert L. Jennings
Robert L. Jennings, President